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                                                                     EXHIBIT 1.1
               ARTICLES OF ASSOCIATION OF PT INDONESIAN SATELLITE
                  CORPORATION Tbk Abbreviated to PT INDOSAT Tbk
                  (according to amendment from 1998 up to 2002)

                                NAME AND DOMICILE

                                    ARTICLE 1

This limited liability company is named: "PT. Indonesian Satellite Corporation Tbk" abbreviated to "PT Indosat Tbk", domiciled and having its head office in Jakarta, with branches, representative offices or business units in other places within or outside the territory of the Republic of Indonesia, as determined by the Board of Directors with the approval of the Board of Commissioners./1/

                             DURATION OF THE COMPANY

                                    ARTICLE 2

The Company shall be established for indefinite period of time with the provision that the Law on Foreign Capital Investment (Law Number 1 of 1967, as amended, by Law Number 11 of 1970) shall be applicable to the Company in accordance with the prevailing law./2/

                   PURPOSES, OBJECTIVE AND BUSINESS ACTIVITIES

                                    ARTICLE 3

1. The purposes and objectives of the Company is to undertake telecommunications network and/or services as well as the informatics business./3/

2. To achieve the purposes and objectives as referred to in paragraph 1, the Company may carry out the activities including:

        a. To carry out business and/or activities in the provision and services of the telecommunications network and/or services as well as the informatics business;

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/1/ Amended by EGMS 27 Dec 02 (SMR: 6/ 271202)

/2/ Idem

/3/ Amended by EGMS 10 Mei 01 (SMR: 33/ 100501)

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        b.      To provide services of planning, construction of infrastructure, provision of telecommunication as well as the informatics business facilities including the provision of supporting resources;

        c. To provide services to operate (including the marketing and sale of telecommunications network and/or services as well as the informatics business carried out by the Company), to engage in the maintenance, research, development of telecommunications as well as the informatics business infrastructure and/or facilities, to conduct education and training, both within and outside the country;

        d. To provide services related to the development of telecommunications network and/or services as well as the informatics business./4/

                                     CAPITAL

                                    ARTICLE 4

1. The Authorized capital of the Company amounts to Rp.2,000,000,000,000.00 (two trillion Rupiah) divided into 4,000,000,000 (four billion) shares, consisting of 1 (one) Series A shares and 3,999,999,999 (three billion nine hundred and ninety-nine million nine hundred and ninety-nine thousand nine hundred and ninety nine) Series B shares, each with a nominal value of Rp.500,00 (five hundred Rupiah).

2. Out of the above authorized capital, 1,035,500,000 (one billion thirty five million and five hundred thousand) shares consisting of one Series A shares and 1,035,499,999 (one billion thirty five million and four hundred ninety nine thousand nine hundred and ninety nine) Series B shares, with a total nominal value of Rp. 517,750,000,000.00 (five hundred and seventeen billion seven hundred and fifty million Rupiah) have been subscribed by:

        a. The State of the Republic of Indonesia, 1 (one) Series A shares and 155,324,999 (one hundred and fifty five million three hundred and twenty four thousand nine hundred and ninety nine) Series B shares with a total nominal value of Rp. 77,662,499,500.00 (seventy seven billion six hundred and sixty two million four hundred and ninety nine thousand and five hundred Rupiah)

        b. Indonesia Communications Limited, 434,250,000 (four hundred thirty four million two hundred and fifty thousand) Series B shares with a total nominal value of Rp. 217,125,000,000.00 (two hundred and seventeen billion one hundred and twenty five million Rupiah)

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/4/ Amended by EGMS 27 Dec 02 (SMR: 6/ 271202)

                                                                               2

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        c.      The Public, 445,925,000 (four hundred and fifty five million nine hundred and twenty five thousand) Series B shares with a total nominal value of Rp. 222,962,500,000.00 (two hundred and twenty two billion nine hundred and sixty two million five hundred thousand Rupiah)./5/

3. If the shares in portfolio are to be issued by way of limited public offering to the shareholders and/or the Company shall issue convertible bonds and/or warrants and/or other similar convertible securities, the shareholders whose names are listed in the Company's Share Register on the date specified by the Board of Directors by virtue of the General Meeting of Shareholders shall have pre-emptive rights to purchase such shares and/or convertible bonds and/or warrants and/or similar convertible securities and shall be proportionate to the number of shares that they already hold by cash payment within the period specified in the decision of the Board of Directors.

4. The pre-emptive right of the shareholders may be sold and transferred to other parties with due observance to the provisions of the Articles of Association and the applicable laws and regulations on Capital Market.

5. The issuance of shares by way of limited public offering and/or convertible bonds and/or warrants and/or similar convertible securities shall be subject to prior approval of the General Meeting of Shareholders of the Company, with the requirements and period determined by the Meeting of the Board of Directors in accordance with the provisions of these Articles of Association, laws and regulation on Capital Market and Stock Exchange in Indonesia where the shares of the Company are listed on condition that the price shall not be below the par value.

6. With respect to the decision to issue the shares and/or convertible bonds and/or warrants and/or similar convertible securities by limited public offering shall be announced by the Board of Directors by placing advertisements in at least 2 (two) daily newspapers, one of which shall be in Indonesian language and having nation-wide circulation, and the other shall be in English.

7. If the shareholders do not execute their rights to purchase for cash the shares and/or convertible bonds and/or warrants and/or similar convertible securities offered to them within the period in accordance with the requirements mentioned above, the Board of Directors shall be entitled to offer the shares and/or convertible bonds and/or warrants and/or other similar convertible securities to the other shareholders who have applied for the purchase of a larger portion than the number of their shares, and if subsequent to such allocation there are shares and/or convertible bonds and/or warrants and/or similar convertible securities that remain un-

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/5/ Amended by EGMS 27 Dec 02 (SMR: 42/ 271202)

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        purchased, the Board of Directors may sell them to any party at a price and under requirements as determined by the Board of Directors, which shall not be below the price and requirements set forth earlier, all with due observance to the provisions of these Articles of Association, the laws and regulation on capital market and Stock Exchange in Indonesia where the shares of the Company are listed.

8. In respect of the issuance of the shares in portfolio to the holders of convertible bonds and/or warrants and/or other similar convertible securities, the Board of Directors shall have the right to issue such shares without granting pre-emptive rights to the existing shareholders to purchase the shares concerned, with all due observance to the provisions se forth under these Articles of Association and the applicable laws and regulations on Capital Market, as well as the Stock Exchange where the shares of the Company are listed.

9. The provisions referred to in paragraph 3 and 4 of this Article shall apply mutatis mutandis in the events the authorized capital of the Company is increased and is followed by further share subscription.

10. As an exception to the provisions of Article 4 paragraph 3 mentioned above, the Company shall with the approval of the General Meeting of Shareholders have the right to issue the shares in portfolio without conducting limited public offering to the shareholders, on condition that the holder of Series A shares must be present in such General Meeting of Shareholders and the resolution shall be approved by the holder of Series A shares and such shares shall be issued in the number and period as stipulated in the provisions of the Indonesian capital market or is provided in an exception acceptable to the Company and the shares can be sold by the Company to any party at a price and under requirements as determined by the Board of Directors, providing that the price shall not be below the par value./6/

11. The provisions referred to in article 4 paragraph 6 shall apply mutatis mutandis in the event the Company shall issue convertible bonds and/or warrants and/or similar convertible securities, on condition that the issuance of such shares are resulted from the conversion of convertible bonds and/or warrants and/or similar convertible securities in the number and period referred to in the provisions of Indonesian capital market or is provided for in an exception acceptable to the Company./7/

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/6/ Amended by EGMS 27 Dec 02 (SMR: 42/ 271202)
/7/ Amended by EGMS 27 Dec 02 (SMR: 42/ 271202)

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                               SHARE CERTIFICATES

                                    ARTICLE 5

1. All the shares of the Company shall be registered shares and issued in the name of the owner as registered in the Register of Shareholders of the Company, comprising special Series A share, which may only be owned by the Government of the Republic of Indonesia, and Series B shares, which may be owned by the public.

2. For each share, 1 (one) share certificate may be issued and the share certificates shall be serially numbered.

3. The Company may be issue collective share certificates as evidence of ownership of 2 (two) or more shares and the shares owned by 1 (one) shareholder shall mention the number of shares concerned and the serial numbers of the shares concerned.

4. Each share certificate/collective certificate shall bear the signatures of the President Director and the President Commissioner or if the President Commissioner is absent, the President Director together with one of the members of the Board of the Commissioners if the President Director and the President Commissioner are absent, one of the Directors together with one of the members of the Board of Commissioners. The signatures may be directly printed on the share certificates/collective certificates with due observance of the provisions prevailing in the field of Capital Market.

5. Every shareholder shall be governed by these Articles of Association and by all resolutions lawfully adopted in General Meeting of Shareholders.

6. As for shares listed on the stock Exchange, the regulations of the stock Exchange where the shares are listed shall apply.

7. The certificate/confirmation of shares in the Collective Custodian as mentioned in article 8 shall be signed by the President Director and the President Commissioner, or in the absence or disability of the President Commissioner, by the President Director together with one of the members of the Commissioners or if the President Director and the President Commissioner are absent, by a Director together with one of the members of the Board of Commissioners. The signatures may be directly printed on the certificate/confirmation with due observance of provisions prevailing in the field of Capital Market.

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                            REGISTER OF SHAREHOLDERS

                                    ARTICLE 6

1. The Board of Directors or a proxy appointed by it shall have the obligation to maintain a register of shareholders, and the serial numbers of the share certificates, the number of the shares owned, the names and addresses of the shareholders and other particulars deemed necessary shall be recorded in such register.

2. Any change of address shall be notified to the Board of Directors in writing. To the extent that such notification is not yet received, all letters to the shareholders or notices for a General Meeting of Shareholder will be sent to the addresses lastly recorded in the register of shareholders of the Company.

3. Notations on the register of shareholders must be signed by the President Director together with one of the members of the Board of Commissioners, or in the absence of the President Director by one of the Directors together with one of the members of the Board of Commissioners, or in the absence or disability of the Director as well as the member of the Board of Commissioners, by a proxy or the Stock Administration Bureau (Biro Administrasi Efek) appointed by them.

4. The Register of Shareholders must be made available at the Company's place of domicile for inspection at any time during working hours, if requested by any shareholder.

5. Only those persons whose names are recorded in the register of shareholders of the Company are the lawful shareholders of the Company and entitled to exercise all rights conferred upon shareholders under the laws and other statutory regulations and these Articles of Association.

6. The Registration of more than 1 (one) person for 1 (one) share is not permitted. Therefore, in the event of joint ownership of 1 (one) share, the joint owners shall appoint one of them to represent them in the ownership of the share and who shall be considered as the holder of the share, whose name shall be recorded as shareholders in the register of shareholders and on the share certificate concerned.

7. Any registration or notation in the register of shareholders, including the notation of a sale, transfer, encumbrance, pledge, or cession, with respect to the shares of the Company or rights and interests in the shares shall be made in accordance with these Articles of Association and for the shares that are sold to the public, without prejudice to the provisions in these Articles of Association, and the statutory regulations in the field of Capital Market and

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        the regulations of the local Stock Exchange where the shares of the
        Company are listed.

8. For the shares that are listed on the Stock Exchange the regulations of the Stock Exchange where the shares are listed shall apply.

                        REPLACEMENT OF SHARE CERTIFICATES

                                    ARTICLE 7

1. Any share certificate which is damaged, upon a written request from the shareholder concerned, addressed to the Board of Directors of the Company and against delivery of the share certificate concerned, may be exchanged with a new share certificate bearing the same number as the number of the original share certificate. The cost for the issue of the replacement must be borne by the shareholder concerned.

2. The damaged original share certificate shall be destroyed by the Board of Directors at the next General Meeting of Shareholders and the proceeding shall be recorded in the Minutes of such Meeting.

3. In case a share certificate is lost or totally destroyed, a replacement may be issued to the shareholder, who submits a written application to the Board of Directors to obtain its replacement, for his own account, provided he gives satisfactory evidence to the Board of Directors, that the share certificate is truly lost or totally destroyed and gives ample guarantee as may be deemed necessary by the Board of Directors in any particular case.

4. The issue of a replacement of a lost share certificate/collective certificate, must be immediately announced by placement of advertisements in at least 2 (two) newspapers/dailies, one of which in the Indonesian language with wide/national circulation and the other one in English, at least 30 (thirty) days prior to the issue of the replacement of the share certificate/collective certificate, except for the shares listed on the Stock Exchange, for which the regulations of the Stock Exchange where the shares are listed shall apply.

5. The issues of a replacement In accordance with this article renders the original share certificate null and void.

6. The above provisions on the issues of replacement of share certificates shall also be applicable mutatis mutandis on the issue of replacements for collective certificates, convertible bonds, warrants and/or replacement of share certificates/confirmation in the collective custodian as mentioned in article 8.

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                              COLLECTIVE CUSTODIAN

                                    ARTICLE 8

1. Share in the Collective Custodian at the Depository and Settlement Institution shall be recorded into the Register of Shareholders in the name of the Depository and settlement Institution for the interest of all account holders at the Depository and Settlement Institution.

2. Shares in the Collective Custodian at the Custodian Bank or the Securities Company shall be recorded in the securities account at the Depository and Settlement Institution in the name of the Custodian Bank or the Securities Company concerned for the interest of all the account holders at the Custodian Bank or the Securities Company.

3. If the share in the collective Custodian at the Custodian Bank area a part of the Investment Fund Securities in the form of collective investment contract and not included in the collective Custodian with the Depository and Settlement Institution, the Company shall record the shares in the register if shareholders in the name of the Custodian Bank for the interest of the owner of the Participation Unit of the Investment Fund in the Form of such collective investment contract.

4. The Company shall issue certificate or confirmation to the Depository and Settlement Institution as mentioned in paragraph 1 of this Articles as evidence of recordation in the Company's Register of Shareholders.

5. The Company shall transfer the shares in the Collective Custodian recorded in the name of the Depository and Settlement Institution of the Custodian Bank for the Investment Fund in the form of the Collective investment contract in the Register of Shareholders to become in the name of the party designated by the Depository and Settlement or the Custodian Bank concerned. The request for transfer shall be submitted by the Depository if the Custodian Bank in writing to the Company to the Stock Administration Bureau appointed by the Company.

6. The Depository and Settlement Institution, the Custodian Bank or the Securities Company, if requested by the shareholders concerned, shall issue confirmation to the securities account holder as evidence of registration in the securities account.

7. In the Collective Custodian each share issued by the Company of the name type and classification shall be equal and exchangeable one to another.

                                                                               8

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8.      The Company shall reject any shares transfer registration into the
        Collective Custodian if the share certificate is lost or damaged, unless the shareholder requiting the transfer concerned shall give adequate evidence and guarantee that the party concerned is really the lawful owner of the lost or damaged share certificate and the share certificate is actually lost or damaged.

9. The Company shall reject to register the transfer of share into the Collective Custodian if the secured share is subject to an attachment based on a Court decree or is attached for the examination of a criminal case.

10. The holder of the securities account the shares of which are registered in the Collective Custodian shall have the right to vote in General Meetings of Shareholders, proportionate to the number of shares he owns in the securities account.

11. The Custodian Bank and the Securities Company shall submit the register of the securities account holders and the number of the Company's shares owned by each of the account holder to the Depository and Settlement Institution, which will further deliver it to the Company at the latest one (1) business day before the date of the notice for the General Meeting of shareholders.

12. The Investment Manager shall have the right to be present and vote at a General Meeting of Shareholders for the Company in the Collective Custodian at the Custodian Bank which is a part of the portfolio of the Investment Fund Securities in the form of a Collective Custodian at the Depository and Settlement Institution, provided that the Custodian Bank shall notify the name o f the Investment Manager at the latest one (1) business day before the date of the General Meeting of Shareholders.

13. The Company shall deliver the dividend, bonus shares or other right in the connection with the ownership of shares in the Collective Custodian to the Depository and Settlement Institution, and further the Depository and Settlement Institution shall deliver the dividend, share bonus or other rights to the Custodian Bank and or the Securities Company registers as account holder at the Depository and Settlement Institution to be further delivered to the account holder at the Custodian Bank and or the Securities Company

14. The Company shall deliver the dividend, bonus share or other rights in connection with the share ownership to the Custodian Bank of the share in the Collective Custodian to the Custodian Bank which is a part of the portfolio of the Investment Fund Securities in the form of collective investment contract and not included in the Custodian at the Depository and Settlement Institution.

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15.     The time limit the determine the securities account holders entitled to obtain dividend, bonus shares or other rights in connection with the shares ownership I the Collective Custodian shall be determined by or based on a resolution of the General Meeting of Shareholders, provided that the Custodian Bank and the Securities Company shall submit the list of securities account holders and the number of shares of the Company owned by each securities account holder to the Depository and Settlement Institution, that will further deliver the consolidated list to the Board of Directors of the Company at the latest one (1) business day after the date before being the basis to determine the shareholders entitled to obtain dividend, bonus shares or the other rights.

                               TRANSFER OF SHARES

                                    ARTICLE 9

1. The registration of a transfer of shares must be made by the Board of Directors by notation of such transfer in the register of shareholders concerned based in a deed if transfer signed by the parties to the transaction or based on other documents, which in the opinion of the Board of Directors, give satisfactory evidence of such transfer without prejudice to the provisions in these article of association.

        The transfer of a share shall be recorded both in the register of shareholders and on the share certificate concerned.

        The recordation must be signed by two members of the Board of Directors, or in the absence of the President Director, by one of the Director together with one of the members of Board of Commissioners or other proxies or by the Stock Administration Bureau appointed by them. The transfer or share shall take effect only after the registration of the transfer of such shares is recorded in the register of shareholders concerned.

2. In the event of change in the ownership of a share, the original owner registered in the register of shareholders shall be deemed to remain the owner of the share until the name of the new owner has been entered in the register of shareholders.

3. Any person becoming entitled to a share as a consequence of the death of a shareholder or due to any other reasons causing the ownership of a share to change by operation of and/or based on the law, may upon producing evidence of such entitlement, as may from time to time be required by the Board of Director, apply in writing to be registered as holder of the share. Registration may only be made if the Board of Directors can accept the evidence of title without prejudice to the provisions in these articles of association.

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4.      As for the transfer of shares that are listed on the Stock Exchange, the provisions of the stock exchange where the shares are listed shall be applicable, except for the rights to the Series A share which can not be transferred to anyone whomsoever.

5. Transfer of shares in the Collective Custodian shall be carried out by transfer from one securities account to another at the Depository and Settlement Institution, the Custodian Bank and the Securities Company.

                               BOARD OF DIRECTORS

                                   ARTICLE 10

1. The Company shall be managed and led by a Board of Directors, under the supervision of the Board of Commissioners.

2. The Board of Directors shall consist of at least 3 (three) persons, one of who shall be appointed as the President Director./8/

3. The members of the Board of Directors shall be appointed and dismissed by the General Meeting of Shareholders, provided that 1 (one) of members of the Board of Directors shall be appointed from a candidate nominated by the holder of Series A share./9/

4. Among the members of the Board of Directors and as between the members of the Board of Directors and the member of Board of Commissioners there shall not be any family relationship up to the second-degree lineage both vertically and horizontally.

5. The member of the Board of Directors shall be appointed for a period commencing from the date of the General Meeting of Shareholders at which they are appointed and ending at the closing of the 5th (fifth) General Meeting of Shareholders subsequent to the date of their appointment, without prejudice to the right of the General Meeting of Shareholders to dismiss the members of the Board of Directors at any time before the expiration of their term of office, if the members of the Board of Directors are considered unfit to perform their duty pursuant to these Articles of Association and/or resolution of the General Meeting of Shareholders.

        The above-mentioned dismissal shall become effective as of the closing of said General Meeting of Shareholders unless determined otherwise by the General Meeting of Shareholders. After the expiration of the term of office, a

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/8/ Amended by EGMS 10 Mei 01 (SMR: 33/ 100501)

/9/ Amended by EGMS 27 Dec 02 (SMR: 42/ 271202)

                                                                              11

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        member of the Board of Directors may be re-appointed by the General
        Meeting of Shareholders.

6. In addition to the provision in paragraph 5 above, the term of office of a member of the Board of Directors shall automatically terminate if such member:
        a. Is declared bankrupt or placed under custody by a court decision: or
        b. Becomes prohibited from being a member of the Board of Directors by reason of any provision of a particular Law or the applicable laws or regulations; or
        c.      Resigns by submitting written notice; or
        d.      Passes away.

7. The members of the Board of Directors shall be given salary, incentives, insurances, remuneration as well as other facilities and allowances, including retirement's benefits, the amount of which shall be determined by the General Meeting of Shareholders.

8. If for any reason whatsoever, a vacancy occurs among the Board of Directors, then a General Meeting of Shareholders shall be convened within 30 (thirty) days after the occurrence of the said vacancy in order to fill the said vacancy. So long as such vacancy persists and there is no replacement or the replacement has not assumed their position, one of the other Directors appointed by the Board of Commissioners shall perform the duty of said Director with the same power and authority. A person so appointed by the General Meeting of Shareholders to replace a member of the Board of Directors who was dismissed pursuant to paragraph 3 of this Article 10, or to fill a vacancy pursuant to paragraph 6 of this article shall be appointed for the remaining term of office of other members of Board of Directors who are in office.

9. In the event that the Company does not have any member on the Board of Directors, then the Board of Commissioners shall temporarily perform the duties of the Board of Directors and shall be obligated to convene a General Meeting of Shareholders no later than a period of 30 (thirty) days as of the occurrence of such vacancy in order to fill the vacancy.

10. In the event that all members of the Board of Directors are dismissed temporarily from their duties or if, due to any reason whatsoever, the Company does not have any members on the Board of Directors, the Board of Commissioners shall be temporarily responsible for the management of the Company but only with the right to perform management actions that are related to ongoing matters and activities, and shall be obligated to convene a General Meeting of Shareholders within 30 (thirty) days as of the said occurrence in order to appoint a new Board of Directors.

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11.     Members of the Board of Directors may not hold other positions that may generate any direct or indirect conflict of interest with the Company that they manage and/or which is in violation to the prevailing laws and regulations.

12. With respect to events where a director holds another position which is not subject to paragraph 11 of this article or an exemption is sought with respect to paragraph 11 of this article, an approval of the Board of Commissioners followed by a report to the General Meeting of Shareholders is required, provided that the holding of another position by the President Director requires approval from the General Meeting of Shareholders

                  TASKS AND AUTHORITY OF THE BOARD OF DIRECTORS

                                   ARTICLE 11

1.      The main tasks of the Board of Directors are:

        a. To manage and administer the Company in accordance with the objectives of the Company and to continuously endeavour to enhance the efficiency and effectiveness of the Company.
        b.      To control, maintain and manage the property of the Company.

2. The Board of Directors shall represent the Company within and outside the Court of Justice and shall take all actions and acts with regard to matters pertaining to management and ownership affairs and is authorized to bind the Company to other parties, such with the limitations as stipulated in paragraph 3 herein below.

3. The Board of Directors must first obtain a written approval from the Board of Commissioners to :

        a. Purchase and/or sell shares of other companies on the Capital Market, exceeding a certain amount as determined by the Board of Commissioners Meeting;
        b. Enter into a license agreement or co-operation, management agreement and similar agreements with other enterprises or parties for a period of more than one year;
        c. Dispose or sell fixed assets of the Company, exceeding a certain amount as determined by the Board of Commissioners Meeting;
        d. Cease collecting and write off credits from the books and supply of goods exceeding a certain amount as determined by the Board of Commissioners Meeting;
        e. Bind the Company as guarantor (borg or avalist) with financial consequences exceeding a certain amount as determined by the Board of Commissioners Meeting;

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        f.      Accept or grant medium/long term loans and accept
                non-operational short term loans, exceeding a certain amount as stipulated in the Work Plan and Budget of the Company, approved by the Board of Commissioners Meeting;
        g. Carry out capital participation or disposal of capital participation of the Company in other enterprises not through the Capital Market;
        h.      Establish a Subsidiary.

        The Board of Commissioners shall be obliged to determine the limitation of the above value at the Board of Commissioners Meeting. In granting written approval for the actions mentioned in paragraph 3g and 3h of this article, the Board of Commissioners shall observe the prevailing capital market regulations, provided that approval from the General Meeting of Shareholder is required if the value of the transaction to be entered into by the Company is material to the Company, i.e. meeting any of the two requirements herein below:

        a. 10% (ten percent) of the Company's revenue or such other amount in accordance with the Capital Market Regulation in force at the time the transaction is entered into;
        b. 20% (twenty percent) of the owners equity or such other amount in accordance with the Capital Market Regulation in force at the time the transaction is entered into;/10/

4. Other than the matters mentioned in paragraph 3 of this article, the General Meeting of Shareholders may determine limitations and/or other terms.

5. The President Director shall be authorized to act on behalf of the Board of Directors. In his absence or disability for whatever reason, of which impediments no evidence to third parties shall be required, one of the Directors designated by the President Director or the Board of Commissioners in case the President Director fails to designate, or the most senior Director holding office as member of the Board of Directors of the Company, in the event the President Director and the Board of Commissioners fails to make the designation, shall be authorized to act on behalf of the Board of Directors.

6. The Board of Directors has the right to appoint one or more persons as its representative or attorney-in-fact, by empowering him (them) to take certain actions as set forth in the power of attorney.

7. The distribution of tasks of work among the members of the Board of Directors and the Organizational structure of the Company shall be subject to the prior approval from the Board of Commissioners.

----------
/10/ Amended by EGMS 10 Mei 01 (SMR: 33/ 100501)

8. The Board of Directors in administering and/or managing the Company shall implement the resolutions determined by the General Meeting of Shareholders and the Board of Commissioners.

9. In the event of an occurrence where the interest of the Company shall be in conflict with the interest of a member of the Board of Directors, then with the approval of the Commissioners, the Company shall be represented by another member of the Board of Directors. If such conflict shall involve all members of the Board of directors , the Company shall be represented by the Board of Commissioners or a member of the Board of Commissioners designated by the Board of Commissioners. In the event no members of the Board of Commissioners are available, the General Meeting of Shareholders shall appoint one or more persons to represent the Company in carrying out the tasks mentioned in this paragraph.

10. At the latest 60 (sixty) days prior to the commencement of the new financial year, the Board of Directors shall submit the Company Work Plan and Budget to the Board of Commissioners.

                       MEETINGS OF THE BOARD OF DIRECTORS

                                   ARTICLE 12

1. The Board of Directors shall meet any time deemed necessary by the President Director or at the proposal of at least more than 1/3 (one-third) of the total members of the Board of Directors by stating the matters to be discussed. Meetings of the Board of Directors shall be convened at the Company's place of domicile or at other places within the territory of the Republic of Indonesia determined by the Board of Directors. Notice for a meeting of the Board of Directors shall be served at least 14 (fourteen) days prior to the meeting, when all members of the Board of Directors are present, such prior notice shall not be required.

2. A meeting of the Board of Directors shall be valid and entitled to adopt binding resolutions if attended by at least more than 1/2 (one half) of the total members of the Board of Directors.

3. All meetings of the Board of Directors shall be chaired by the President Directors and in his absence or disability by one of the Directors present.

4. All resolutions of the meeting of the Board of Directors shall be adopted by deliberation to reach a consensus. Failing this, the resolutions will be adopted by majority vote and in the event of a tie vote, the President Director's vote shall be conclusive. Any member of the Board of Directors shall have the right to cast one vote for himself and one additional vote for each other member of the Board of Directors he represents.

5. Minutes shall be drawn up of any and all matters discussed and reached at a meeting of the Board of Directors, which shall be signed by the chairperson of the meeting and by one of the members of the Board of Directors elected by and from amongst those present.

6. A member of the Board of Directors may be represented at a meeting only by another member of the Board of Directors by virtue of a written power of attorney explicitly granted for such purpose.

7. Binding resolutions may also be adopted without convening a meeting of the Board of Directors provided that the resolution is approved in writing and signed by all members of the Board of Directors.

                              CONFLICT OF INTEREST

                                   ARTICLE 13

1. A transaction with conflict of interest, i.e. with difference between the economic interest of the Company and the personal economic interest of a member of the Board of Directors, a member of the Board of Commissioners or main shareholder, severally or jointly, and the transaction concern is not exempted based on prevailing regulations in the field of capital market, may be entered into by the Company if approval is obtained from the independent shareholders in a General Meeting of Shareholders specifically convened for such purpose.

2. A General Meeting of Shareholders to decide matters with conflict of interest shall be convened under the following provisions:

        a. A General Meeting of Shareholders shall be attended by the independent shareholders representing more than 1/2 (one half) of the total number of shares with lawful voting rights owned by the independent shareholders and the resolution shall be adopted by affirmative votes of the independent shareholders representing more than 1/2 (one half) of the total number of shares with valid voting rights owned by the independent shareholders.

        b. In the event the quorum as mentioned in letter a of this article is not reached, the second General Meeting of Shareholders may adopt resolutions, provided that the meeting is attended by independent shareholders representing more than 1/2 (one half) of the total number of shares with valid voting rights owned by the independent shareholders and the resolution shall be adopted by affirmative votes of the independent shareholders representing more than 1/2 (one half) of the total number of shares owned by the independent shareholders present; and

        c. In the event the quorum as mentioned in letter b of this article is not reached, then at request of the Company, the quorum, the votes to adopt a resolution, notice and the time to convene the General Meeting of Shareholders shall be determined by the Chairman of the Capital Market Supervisory Board.

                           THE BOARD OF COMMISSIONERS

                                   ARTICLE 14

1. The Board of Commissioners shall consist of at least 3 (three) persons, one of whom shall hold the position as a President Commissioner./11/

2. The appointment and dismissal of the members of the Board of Commissioner shall be made by a General Meeting of Shareholders, provided that 1 (one) of members of the Board of Directors shall be appointed from a candidate nominated by the holder of Series A share./12/

3. The members of the Board of Commissioners shall be given fees/honorarium, incentives, insurances, remuneration as well as facilities and other allowances, including retirement benefits, the amount of which shall be determined by the General Meeting of Shareholders./13/

4. Among members of the Board of Commissioners and between members of the Board of Commissioners and members of the Board of Directors there shall no family relationship up to the second-degree lineage both vertically and horizontally.

5. Members of the Board of Commissioners shall not hold other positions in a private business that may cause any direct or indirect conflict of interest with the interest of the Company unless it is done with the consent of the General Meeting of Shareholders.

6. The members of the Board of Commissioners shall be appointed for a period commencing on the date of the General Meeting of Shareholders that

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/11/ Amended by EGMS 10 Mei 01 (SMR: 33/ 100501)

/12/ Amended by EGMS 27 Dec 02 (SMR: 42/ 271202)

/13/ Amended by EGMS 10 Mei 01 (SMR: 33/ 100501)
        appoints them until the closing of the 3rd (third) General Meeting of Shareholders after their day of appointment, however without prejudice to the right of the General Meeting of Shareholders to dismiss them at any time before the expiration of their term of office if such member of the Board of Commissioners is considered unfit to perform their duty as stipulated in these articles of association and/or the resolution of the General Meeting of Shareholders.

        The said dismissal shall become effective as of the closing of said General Meeting of Shareholders, unless determined otherwise by the General Meeting of Shareholders. After the expiration of the term of office, a member of the Board of Commissioners may be reappointed by the General Meeting of Shareholders.

7. The allocation of duties among members of the Board of Commissioners shall be agreed among themselves.

                TASKS AND AUTHORITY OF THE BOARD OF COMMISSIONERS

                                   ARTICLE 15

1.      The Board of Commissioners shall have the task :

        a. To supervise the management of the Company including the Development Plan of the Company, realization of the work plan and the budget of the Company, the provisions of the Articles of Association and the resolutions of the General Meetings of Shareholders.

        b. To perform the task, authority, and responsibility in accordance with the provisions in the Articles of Association of the Company, the resolutions of the General Meetings of Shareholders and the prevailing statutory regulations.

        c. In carrying out supervision, the Board of Commissioners shall represent the interests of the shareholders.

        d. In carrying out supervision, the Board of Commissioners shall be responsible to the General Meeting of Shareholders.

2. The members of the Board of Commissioners shall, collectively or individually, at any time have access to the buildings and premises of or other places used or controlled by the Company and have the right to examine books, evidence letters, supply of goods, to examine and check the cash position (for verification purposes) and other securities, and to know all actions taken by the Board of directors.

3. The Board of Commissioners shall be entitled, for the account of the Company, to request assistance from experts for carrying out the examination, and/or assign the Secretary of the Board to perform the administrative work.

4. The Board of Directors shall give information on all matters requested by the members of the Board of Commissioners or their assisting experts.

5. The Board of Commissioners, by simple majority vote, shall at any time be entitled to suspend one or more members of the Board of Directors, if he (they) act in contravention of these Articles of Association or neglect his (their) obligations or for other urgent reasons to the Company. Such suspension must be notified to the person concerned stating the reasons for such action. Within 30 (thirty) days after the suspension, the Board of Commissioners shall convene an Extraordinary General Meeting of Shareholders, which shall decide whether the suspended Director must be dismissed or reinstated in his position, whereas the suspended members of the Board of Directors must be given opportunity to attend the meeting and defend himself. The Meeting shall be chaired by the President Commissioner and if he is not present at the meeting or unable to attend, of which impediment no evidence to third parties shall be required, the Meeting will be chaired by one of the members of the Board of Commissioners present at the Meeting.

6. In the event an Extraordinary General Meeting of Shareholders not convened within 30 (thirty) days after the suspension, such suspension shall automatically become void by operation of law.

                                   ARTICLE 16

In connection with the tasks of the Board of Commissioners mentioned in article 15 of these Articles of Association, the Board of Commissioners shall be obliged:

1. To give its opinion and suggestions to the General Meeting of Shareholders on the annual financial report and other important matters.

2. To approve the Company's Work Plan and Budget within at the latest 30 (thirty) days prior to the commencement of the Company's Financial Year. In case the Company's Work Plan and Budget are not approved within the above period, the Company's Work Plan and Budget of the previous year shall apply.

3. To follow the development of the Company's activities and in the event the Company shows a tendency of decline, to report immediately the matter to the General Meeting of Shareholders together with suggestions of corrective steps to be taken.

4. To give its opinion and suggestions to the General Meeting of Shareholders on all other matters deemed significant for the management of the Company.

5. To propose the appointment of an Accountant to perform the examination of the financial situation of the Company, to be reported to the General Meeting of Shareholders.

6. To perform other supervisory tasks as determined by the General Meeting of Shareholders.

                                   ARTICLE 17

1. The Board of Commissioners shall meet at least once every 3 (three) months, at which meeting the Board of Commissioners may invite the Board of Directors. The Meeting of the Board of Commissioners shall be convened at the Company's domicile or at any other place within the territory of the Republic of Indonesia as determined by the Board of Commissioners

2. The Board of Commissioners may also convene a meeting at any time deemed necessary by the President Commissioner or at the proposal of at least 1/3 (one-third) of the total members of the Board of Commissioners, at which meeting the Board of Directors may also be invited. Invitations for the Board of Commissioners and the Board of Directors shall be served at least 14 (fourteen) days prior to the meeting. If all members of the Board of Commissioners are present such prior notice shall not be required.

3. The Meeting of the Board of Commissioners shall be valid and entitled to adopt binding resolutions, if attended by at least more than 1/2 (one-half) of the total members of the Board of Commissioners.

4. All meetings of the Board of Commissioners shall be chaired by the President Commissioner and in his absence or disability, by another member of the Board of Commissioner appointed by and from amongst those present.

5. All resolutions at the meeting of the Board of Commissioners shall be adopted by deliberation for a consensus. If by deliberation no consensus is reached, the resolution of the meeting of the Board of Commissioners shall be adopted by simple majority vote, and in the event of a tie vote, the proposal shall be considered as rejected, except when it concerns an individual the decision may be made by the President Commissioner. Each member of the Board of Commissioners shall be entitled to cast one vote for himself and one additional vote for each member of the Board of Commissioners he presents.

6. Of all matters discussed and resolved at a meeting of the Board of Commissioners, minutes shall be drawn up and signed by the Chairperson of the meeting and by one of the members of the Board of Commissioners appointed from amongst those present.

7. A member of the Board of Commissioners may be represented at a meeting only by another member of the Board of Commissioners by virtue of a written power of attorney specifically granted for such purpose. Binding resolutions may also be adopted without convening a meeting of the Board of Commissioners, provided that the decision is approved in writing and signed by all members of the Board of Commissioners.

                          FINANCIAL YEAR AND ACCOUNTS.

                                   ARTICLE 18

1. The financial year of the Company is a calendar year and each year at the end of December the books of the Company shall be closed.

2. After the lapse of a period of 90 (ninety) days as from the closing of the books, the Board of Directors shall submit to the Board of Commissioners, an annual report consisting of a balance sheet and profit and loss statement of the financial year concerned audited by a Public Accountant.

3. The Board of Commissioners shall peruse and appraise the report as mentioned in paragraph 2, for which purpose it may request the assistance of an expert for the account of the Company, and to whom the Board of Directors is obliged to give any information required.

4. The Board of Commissioners shall report on the perusal and appraisal of the report mentioned in paragraph 2 to the General Meeting of Shareholders with due observance of the examination report from the accountant designated by the General Meeting of Shareholders.

5. The General Meeting of Shareholders shall decide on the acceptance of the balance sheet and the profit and loss statement and other reports examined by the Accountant designated by the General Meeting of Shareholders.

6. As from the date of the notice for the General Meeting of Shareholders up to the date of closing of the meeting, the balance sheet and profit and loss statement and the related annual report must be made available at the offices of the Company for inspection by the shareholders.

7. Approval of the balance sheet and the profit and loss statement by the Annual General Meeting of Shareholders shall mean the granting of full discharge and acquittal (acquit et de charge) to the Board of Commissioners and the Board of Directors from their responsibilities for their actions in respective fields within the financial year concerned, to the extent that actions are proved in the books of the Company.

                         GENERAL MEETING OF SHAREHOLDERS

                                   ARTICLE 19

1. In the Articles of Association, "General Meeting of Shareholders" shall mean both an "Annual General Meeting of Shareholders" and an "Extraordinary General Meeting of Shareholders" unless the context expressly requires otherwise.

2. A General Meeting of Shareholders shall convened at the location of the Company's domicile or the location of the Stock Exchange's domicile where the shares of the Company are listed, provided it is within the territory of the Republic of Indonesia, without prejudice prevailing provisions in these Articles of Association.

3. A General Meeting of Shareholders shall be lawful if attended by the Shareholders and/or their lawful proxies, representing more than 1/2 (one-half) of the total issued shares of the Company having valid voting right, without prejudice to other provisions in these Articles of Association. If the quorum for the first General Meeting of Shareholders is not reached, a second General Meeting of Shareholders may be convened at the earliest 10 (ten) days and at the latest 21 (twenty-one) days from the first General Meeting of Shareholders.

        The second General Meeting of Shareholders shall be lawful and entitled to adopt resolutions if attended by shareholders representing at least 1/3 (one-third) of the total issued shares of the Company having valid voting right. If quorum is not reached at the second General Meeting of Shareholders, the Board of Directors on behalf of the Company may submit an application to the District Court to determine the quorum.

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                   ARTICLE 20

1. The Annual General Meeting of Shareholders shall meet once a year at the latest in the month of June, at which meeting the Board of Directors shall:

        a. Report on the affairs and management of the Company and the financial administration during the course of the past financial year;

        b. Submit the balance sheet and profit and loss statement audited by a Public Accountant designated by the General Meeting of Shareholders covering the past financial year for approval and ratification of the General Meeting of Shareholders;

        c. Submit the plan for the appropriation of the profit and the amount of dividend to be paid;

        d. Submit a request for the appointment of an Accountant proposed by the Board of Commissioners for the examination of the books for the financial year under review;

        e. Submit other matters for the interest of the Company in accordance with these Articles of Association.

2. All the materials/documents mentioned in paragraph 1 of this article must be made available at the office of the Company for inspection by the shareholders at the latest 21 (twenty-one) days prior to the Annual General Meeting of Shareholders.

3. Proposal submitted by one or more shareholders representing at least 25 (twenty-five) percent of all the subscribed shares of the Company may also be included in the agenda of the Annual General Meeting of Shareholders, provided that those proposals must have been received by the Board of Directors at least 14 (fourteen) days prior to the Annual General Meeting of Shareholders.

                  EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

                                   ARTICLE 21

1. An Extraordinary General Meeting of Shareholders shall be convened whenever it is deemed necessary by the Board of Directors and/or the Board of Commissioners, or if one or more shareholders representing at least 1/10 (one-tenth) of the total issued shares of the Company having valid voting right, request in writing, by notifying the matters/proposals to be discussed, provided that the matters/proposals must be directly related to the business of the Company.

2. The request mentioned in paragraph 1 shall be submitted to the Board of Directors or the Board of Commissioners by registered letter, stating the reasons thereof.

3. With respect to the request mentioned in paragraph 1 above, the Board of Directors shall announce the request to convene an Extraordinary General Meeting of Shareholders to the shareholders of the Company and such announcement shall be made by placement of advertisements in at least 2
        (two) newspapers/dailies, one of which in the Indonesian language with wide/national circulation and the other in English, within at the latest 14 (fourteen) days after receipt of the request, provided that the announcement shall be made within at least 28 (twenty-eight) days prior to the Meeting, and further to send notices to the shareholders of the Company by placement of advertisements in at least 2 (two) newspapers/dailies, on of which in the Indonesian language with wide/national circulation and the other in English, within at least 14 (fourteen) days prior to the Meeting.

4. If the Board of Directors fails to make the announcement and notice as stated in paragraph 2 of this article, the Board of Commissioners or the shareholders concerned may make the announcement by themselves at the latest 35 (thirty-five) days as from the dispatch of such request, provided that the announcement shall be served within at least 28 (twenty-eight) days prior to the Meeting, and further shall make notice to the shareholders of the Company by placement of advertisement in at least 2 (two) newspapers/dailies, one of which in the Indonesia language with wide/national circulation and the other in English, within at least 14 (fourteen) days prior to the Meeting, with due observance of the provisions in these Articles of Association.

        A Meeting convened in such a manner may appoint a person from amongst those present as chairperson, who will be entitled and authorized to adopt binding resolutions, if the matters/proposals submitted are considered urgent by those present, without prejudice to the provisions in article 25 or the provisions in article 28 of these Articles of Association.

                  NOTICES FOR A GENERAL MEETING OF SHAREHOLDERS

                                   ARTICLE 22

1.      a.      At least 14 (fourteen) calendar days before the notice for a
                General Meeting of Shareholders, the Board of Directors shall announce to the shareholders by placement of advertisements in at least 2 (two) newspapers/dailies, one of which is publish in the Indonesian language with wide/national circulation, and the other in English, that a General Meeting of Shareholders will be held.

        b. This announcement shall not be required for a second and further General Meeting's of Shareholders convened to comply with the regulations of the Capital Market Supervisory Board or the Stock

                Exchange where the shares are listed, or if deemed necessary by the Board of Directors of the Company, provided that to convene the first meeting notices were made pursuant to paragraph 1.a of this article 22, and the agenda of the meeting discussed is the same as the agenda of the first meeting; this provision shall be applicable without prejudice to other provisions in these Article of Association.

2. Notice to the Shareholders of the Company for a General Meeting of Shareholders shall be made by placement of advertisements in at least 2
        (two) newspapers/ dailies, one of which in the Indonesian language with wide/national circulation and the other in English, as provided for by the Board of Directors. Notices for a General Meeting of Shareholders shall be made :
        . At least 14 (fourteen) calendar days before the date of the Extraordinary General Meeting of Shareholders, excluding the date of the notice and the date of the meeting, and;
        . At least 21 (twenty-one) calendar days prior to the Annual General Meeting of Shareholders, excluding the date of the notice and the date of the meeting

        Whenever according to the Board of Directors of the Company there is an urgent situation, notice shall be made at least 7 (seven) calendar days prior to the Extraordinary General Meeting of Shareholders, excluding the date of the notice and the date of the Meeting.

3. Notices for a second or further Annual General Meetings of Shareholders or Extraordinary General Meeting of Shareholders, convened due to failure to reach a quorum, shall be made by placement of an advertisement in at least 2 (two) newspapers/dailies, one of which in the Indonesian language with wide/national circulation, and the other in English, as may be determined by the Board of Directors, at least 7 (seven) calendar days before the date of the second General Meeting of Shareholders or such further Meetings, excluding the date of the notice and the date of the Meeting.

4. The notice shall state the place, day, date and time of the Meeting, and in brief the matters to be discussed.

5. If all shareholders are present and/or represented at a General Meeting of Shareholders, such prior notice shall not be required and the Meeting may be convened anywhere within the territory of the Republic of Indonesia and shall be entitled to adopt binding resolutions.

                PROCEDURE OF THE GENERAL MEETING OF SHAREHOLDERS

                                   ARTICLE 23

1. Without prejudice to other provisions in these Articles of Association, General Meetings of Shareholders shall be chaired by the President Commissioners or in his absence or disability, of which impediment no evidence to third parties shall be required, by one of the members of the Board of Commissioners are absent or hindered, of which impediment no evidence to third parties shall be required, by the President Director or by one of the other members of the Board of Directors present at the Meeting, and in the event all members of the Board of Directors and the Board of Commissioners are absent or hindered, the Meeting shall be presided over by a person elected from amongst and by those present.

2. Of any and all matters discussed and resolved at the General Meeting of Shareholders, Minutes shall be drawn up by a Notary.

3. Minutes drawn up pursuant to the provisions in paragraph 2 of this article shall serve as lawful evidence for all shareholders and third parties.

                      RESOLUTIONS AND VOTING RIGHTS AT THE
                         GENERAL MEETING OF SHAREHOLDERS

                                   ARTICLE 24

1. Unless otherwise provided in these Articles of Association, resolutions of the General Meeting of Shareholders shall be binding if approved by affirmative votes of the shareholders and/or their duly authorized proxies adopted by a simple majority vote of the total votes present and/or represented. In a tie vote, the proposal concerned shall be considered rejected, except when it concerns individuals, which will be decided by lot.

2. Unless otherwise determined by the meeting, voting concerning individuals shall be by folded unsigned ballots and concerning other matters shall be done orally.

3.      Each share shall grant to its holder the right to cast 1 (one) vote.

4. A shareholder may be represented at a General Meeting of Shareholders by another person by virtue of a power of attorney, provided that members of the Board of Directors, members of the Board of commissioners and employees of the Company are not permitted to act as proxies at a General Meeting of Shareholders and during voting at a General Meeting of Shareholders. The votes cast by them as proxies shall be considered null and void.

5. Blank votes and void votes shall be considered not cast and accordingly shall be considered non-existent.

                     MERGING, CONSOLIDATION AND ACQUISITION

                                   ARTICLE 25

1.      a.      With due observance of the provisions of prevailing laws and regulations then mergers, consolidations and acquisitions may only be carried out by virtue of the resolution of the General
                Meeting of Shareholders attended by holders of Series A share and the other shareholders or their lawful proxies who jointly represent at least 3/4 (three-fourths) of the total number of shares with valid voting rights and the resolutions shall be approved by holders of the Series A shares and the other shareholders who jointly represent at least 3/4 (three-fourths) of the total number of votes cast at the meeting. The
                Acquisition as mentioned in paragraph 1.a of this article 25 of the Articles of Association of the Company is as defined in Law
                No. 1 of 1995 regarding Limited Liability Companies and it's amendments and implementing regulations thereto and the amount of such acquisition is a material amount as mentioned in the Capital Market Regulations./14/

        b. In the event the quorum as mentioned in paragraph 1a above is unable to be reached, a Second General Meeting of Shareholders may be held. The Second General Meeting of Shareholders shall be lawful and entitled to adopt binding resolutions if the meeting is attended by the holder of the Series A share and the other shareholders or their lawful proxies who jointly represent at least 2/3 (two-thirds) of the total number of shares with valid voting rights and the resolution is approved by the holder of the Series A share and the other shareholders who jointly represent more than 1/2 (one half) of the number of lawful votes cast at the General Meeting of Shareholders.

        c. In the event the quorum as referred in paragraph 1b above is unable to be reached, then at the request of the Company, the quorum, number of votes to adopt a resolution, notice and time to convene the General Meeting of Shareholders shall be determined by the Chairman of the Capital Market Supervisory Board, provided that in order so that the resolution becomes lawful the General Meeting of Shareholders must be attended and approved by the holders of the series A share or their proxy.

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/14/ Amended by EGMS 27 Dec 02 (SMR: 42/ 271202)

2. The Board of Directors shall be obligated to publish in two (2) daily newspapers, one of which in the Indonesian language with wide/national circulation and the other one in the English language as provided by the Board of Directors, concerning the plan of merging, consolidation and acquisition of the Company at the latest 14 (fourteen) days before the notice for the General Meeting of Shareholders.

                            APPROPRIATION OF PROFITS

                                   ARTICLE 26

1. The profit as determined by the General Meeting of Shareholders, after deduction of the corporate tax, shall be used as a reserve fund, dividend and for other purposes, the percentage of which shall be determined annually by the General Meeting of Shareholders.

2. If the profit and loss statements in a certain financial year show a loss, the loss shall remain recorded in the books of the Company and for the subsequent years the Company shall be considered as not making any profit, as long as the loss recorded has not yet been fully covered, such without prejudice to the prevailing regulations.

3. Dividends left unclaimed within five years after being available for payment, shall no longer be paid out and shall be entered into the reserve fund of the Company.

4. Interim dividends may be distributed if the financial condition of the Company so permits based on a resolution of a Meeting of the Board of Directors and the Board of Commissioners, provided that they will be set off against the dividends to be approved by the next Annual General Meeting of Shareholders.

5. Notices concerning dividends and interim dividends shall be announced in at least 2 (two) newspapers/dailies, one of which published in the Indonesian language with wide/national circulation and the other in English, and also announced on the Stock Exchange where the shares are listed.

6. With respect to the shares listed on the Stock Exchange, the regulations at the place where the shares are listed shall apply.

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                                  RESERVE FUND

                                   ARTICLE 27

1. An existing reserve fund that may be used to cover any future losses, the amount of which shall be determined by the General Meeting of Shareholders.

2. The reserve fund may be used for capital outlays or for other purposes as decided by the General Meeting of Shareholders, but only for in the interest of the Company.

3. Subject to the resolutions of the General Meeting of Shareholders, the Board of Directors shall administer the reserve fund and endeavour that such reserve fund shall be profit-bearing. Any interest and other profits earned from such reserve fund shall be entered in the profit and loss statement.

                    AMENDMENT TO THE ARTICLES OF ASSOCIATION

                                   ARTICLE 28

1. Amendments to the provisions in these Articles of Association may only be adopted by a resolution of an Extraordinary General Meeting of Shareholders convened especially for that purpose and the Extraordinary General Meeting of Shareholders must be attended by the shareholders and/or their duly authorized representatives jointly representing at least 2/3 (two-thirds) of the total issued shares of the Company having valid voting right, and the resolution of the Extraordinary General Meeting of Shareholders must be approved by the shareholders and/or their duly authorized representative jointly representing at least 2/3 (two-thirds) of the total votes cast, provided that in the event of any amendment to the provisions regarding the rights of the Series A share as stipulated in these Articles of Association, the objective and purposes of the Company, increase of capital without pre-emptive rights over shares, Merger, Consolidation and Acquisition, and Dissolution and Liquidation of the Company, the Extraordinary General Meeting of Shareholders as referred in this paragraph 1 of Article 28 of this Articles of Association is valid only if attended by and the resolutions of which approved by the holder of Series A share./15/

2. With respect to the reduction of the authorized capital or the subscribed capital, the Board of Directors shall be obligated to announce the said matter in the State Gazette of the Republic of Indonesia and at least in 2 (two) newspapers/dailies, one of which in the Indonesian language with wide/national circulation and the other in English, as determined by the Board of Directors for the interest of the creditors.

3. Without prejudice to the quorum and the approval of the holder of Series A share as stipulated in the Article 28 paragraph 1 of these Articles of

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/15/ Amended by EGMS 27 Dec 02 (SMR: 42/ 271202)

                                                                              29

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        Association, in the event the quorum mentioned in paragraph 1 is not reached, a second General Meeting of Shareholders may be convened for the same purposes on terms as provided in paragraph 3 article 22 of these articles of association, and the resolution in the second Extraordinary General Meeting of Shareholders shall be valid if the meeting is attended by the shareholders jointly representing at least 2/3 (two-thirds) of the total issued shares of the Company having valid voting right, and approved by the shareholders jointly representing a majority of such total votes./16/

4. Without prejudice to the quorum and the approval of the holder of Series A share as stipulated in the Article 28 paragraph 1 of these Articles of Association, in the event the quorum as mentioned in paragraph 3 above is not reached, then at the request of the company, the quorum, total votes to adopt a resolution, notice and time to convene a General Meeting of Shareholders shall be determined by the Chairman of the Capital Market Supervisory Board./17/

5. Matters that have been stated in the above must be carried out with the approval of the competent authorities, if required.

                           DISSOLUTION AND LIQUIDATION

                                   ARTICLE 29

1. With the observance of the provisions of the prevailing statutory regulations, dissolution may only be carried out based on a resolution of the General Meeting of Shareholders attended by the holder of the Series A share and the other shareholders or their lawful proxy who jointly represent at least 3/4 (three-fourths) of the total number of shares with valid voting right and the resolution shall be approved by the holder of the Series A share and the other shareholders who jointly represent at least 3/4 (three-fourths) of the total votes cast at the Meeting.

2. If the Company is dissolved, both due to the expiration of its term or is dissolved based on a resolution of the General Meeting of Shareholders or declared dissolved based on a court decree, liquidation shall be carried out by a liquidator. In a liquidation, the liquidators shall add behind the name of the Company "in liquidation".

3.      a.      In the event the quorum as mentioned in paragraph 1 above is not reached, a second General Meeting of Shareholders may be held.
                The second General Meeting of Shareholders shall be lawful and entitled to

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/16/ Amended by EGMS 27 Dec 02 (SMR: 42/ 271202)

/17/ Amended by EGMS 27 Dec 02 (SMR: 42/ 271202)

                                                                              30

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                adopt binding resolutions if attended by the holder of the
                Series A share and the other shareholders or their lawful proxy who jointly represent at least 2/3 (two-thirds) of the total number of shares with valid voting right and the resolution is approved by the holder of the Series A share and the other shareholders who jointly represent more than 1/2 (one-half) of the number of valid votes cast at the General Meeting of Shareholders.

        b. In the event the quorum as mentioned in paragraph 3a above is not reached, then at the request of the Company, the quorum, number of votes to adopt a resolution, notice and time to convene the General Meeting of Shareholders shall be determined by the Chairman of the Capital Market Supervisory Board, provided that in order that resolution shall be lawful, the General Meeting of Shareholders shall be attended and approved by the holder of the Series A share or its proxy.

4. The Board of Directors shall act as liquidator if in the resolution of the General Meeting of Shareholders or the decree as mentioned in paragraph 2 no liquidator is appointed. The balance of the liquidation account, after payment of all debts and obligations of the Company, shall be used to pay all shares of the Company, if possible at a price as written on the share certificates. The remaining balance of the liquidation account shall be distributed according to the resolution of the General Meeting of Shareholders.

5. The remuneration for the liquidator shall be determined by the General Meeting of Shareholders or by a court decree.

6. The liquidators shall register the decision to dissolve the Company in the company register, publish in the State Gazette and in two (2) daily newspapers, one of which in the Indonesian language with wide/national circulation and the other one in English, and shall notify the Minister of Justice at the latest 30 (thirty) days as from the date the Company is dissolved.

7. This Articles of Association as contained in the deed of establishment and future amendments thereof shall remain applicable up to the date of approval of the liquidation account by the General Meeting of Shareholders and the granting of full discharge and acquittal to the liquidators.

                            MISCELLANEOUS PROVISIONS

                                   ARTICLE 30

All matters that are not provided for or not adequately covered in these Articles of Association shall be decided by the General Meeting of Shareholders.

                                                                              31